UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2017

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2017, Berkshire Hills Bancorp, Inc. (the “Company” or “Berkshire Hills”) and Commerce Bancshares Corp. (“Commerce”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Commerce will merge with and into Berkshire Hills (the “Merger”). Immediately following the Merger, Commerce Bank and Trust Company will merge with and into Berkshire Bank (the “Bank Merger”).

Under the terms of the Merger Agreement, each outstanding share of Commerce common stock will be converted into the right to receive 0.93 shares of Company common stock; provided, however, any Commerce stockholder, either individually or aggregated pursuant to 12 C.F.R. 225.41 of Regulation Y, who would exceed 9.9% of the then-outstanding Company common stock as of the closing of the Merger will receive 0.465 shares of Series B Non-Voting Company Preferred Stock for each share of Commerce common stock in excess of the 9.9% limitation. It is anticipated that the Company will issue approximately 4.9 million shares of Company common stock and approximately 500,000 shares of Series B Non-Voting Company Preferred Stock, with an aggregate merger consideration value of $209.0 million.

Following the closing of the Merger, the Company and Berkshire Bank will appoint Pamela Massad and David Brunelle, who each currently serve on the Commerce Board of Directors, to the Boards of Directors of the Company and Berkshire Bank.

The proposed Merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the stockholders of Commerce. The Merger is currently expected to be completed in six to nine months.

The directors of Commerce have agreed to vote their shares in favor of the approval of the Merger Agreement at the Commerce stockholders meeting to be held to vote on the proposed transaction. If the merger is not consummated under specified circumstances, Commerce has agreed to pay the Company a termination fee of $8.6 million. If the Company fails to obtain regulatory approvals due to specified circumstances, the Company has agreed to pay Commerce a termination fee of $4.3 million.

In addition, concurrent with the execution of the Merger Agreement, David G. Massad, a majority-shareholder of Commerce, entered into an agreement with the Company (the “Shareholder Agreement”). The Agreement provides that, so long as Mr. Massad and any affiliates or immediate family members (the “Acting in Concert Group”) that collectively own 5% or more of the Company from the date of the closing of the Merger, must (1) refrain from acquiring shares of Company common stock in excess of the 9.9% common stock ownership limit, (2) refrain from selling shares of Company common stock without prior Company approval, except for specified monthly amounts permissible under the terms of the Shareholder Agreement, (3) vote up to 5% of the Acting in Concert Group’s outstanding Company common stock at their discretion and any additional shares of Company common stock above 5% in favor of Board nominees and proposals. The foregoing summary of the Shareholder Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

The Merger Agreement also contains usual and customary representations and warranties that the Company and Commerce have made to each other as of specific dates. Each party has also agreed to customary covenants, including, among other things, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with other factual information regarding Berkshire Hills or Commerce, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Berkshire Hills, Commerce, their respective affiliates or their respective businesses, that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include a proxy statement of Commerce and a prospectus of Berkshire Hills, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Berkshire Hills makes with the Securities and Exchange Commission (“SEC”).

Item 7.01	Regulation FD Disclosure

An Investor Presentation containing additional information regarding the Merger is included in this report as Exhibit 99.1 and is furnished herewith, and shall not be deemed “filed” for any purpose. The Company will conduct a conference call/webcast on May 22, 2017 at 10:00 a.m., EST to discuss the acquisition of Commerce. The webcast will be available on the Company’s website for an extended period of time.

Item 8.01	Other Events

On May 22, 2017, Berkshire Hills issued a press release announcing the execution of the Merger Agreement and the moving of its corporate headquarters to Boston. A copy of the press release is attached hereto as Exhibit 99.2.

Additional Information and Where to Find It

In connection with the proposed merger, Berkshire Hills will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Commerce and a Prospectus of Berkshire Hills, as well as other relevant documents concerning the proposed merger. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Copies of the Registration Statement and Proxy Statement/Prospectus and the filings that will be incorporated by reference therein, as well as other filings containing information about Berkshire Hills and Commerce, when they become available, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Berkshire Hills at www.berkshirebank.com under the tab “Investor Relations.”

Commerce and Berkshire Hills and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Commerce in connection with the proposed merger. Information about the directors and executive officers of Berkshire Hills is set forth in the proxy statement for the Berkshire Hills 2017 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 7, 2017. Information about the directors and executive officers of Commerce will be included in the Proxy Statement/Prospectus as filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed merger to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: the businesses of Berkshire Hills and Commerce may not be combined successfully, or such combination may take longer to accomplish than expected; the cost savings from the Merger may not be fully realized or may take longer to realize than expected; operating costs, customer loss and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; governmental approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger; the stockholders of Commerce may fail to approve the Merger; adverse local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of the Company’s borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of the Company’s loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in the Company’s organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or the Company’s success at managing the risk involved in the foregoing items.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger dated as of May 22, 2017 by and between Berkshire Hills Bancorp, Inc. and Commerce Bancshares Corp.*

Exhibit 10.1	Agreement by and between David G. Massad and Berkshire Hills Bancorp, Inc.

Exhibit 99.1	Investor Presentation dated May 22, 2017

Exhibit 99.2	News Release dated May 22, 2017

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: May 22, 2017	By:	/s/ Michael P. Daly
Michael P. Daly
President and Chief Executive Officer